SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST
EVENT REPORTED): November 15, 2007

VERTIS, INC.
d/b/a Vertis Communications
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	333-97721	13-3768322
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 WEST PRATT STREET
BALTIMORE, MARYLAND	21201
(Address of Principal Executive Offices)	(Zip Code)

(410) 528-9800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   OTHER EVENTS

On November 15, 2007, Mike DuBose, chairman and chief executive officer of Vertis, Inc. (“Vertis” or the “Company”), commented on the financial outlook of the Company during a previously announced earnings conference call. In response to questions raised by investors, the Company is providing the following additional summary information regarding its outlook for fiscal year 2008 cash flow:

For the Year ending December 31, 2008
(dollars in millions)

Net cash provided by operating activities	$10

Net cash used in investing activities	$10

Cash interest expense (1)	$130 to $140

Cash from change in working capital	$5 to $15

Capital spending	$25 to $35

Cash restructuring costs	$5 to $10

Proceeds from sale or sale leaseback of real estate	$15 to $25

(1) Includes fees associated with the Company’s off-balance sheet Accounts Receivable Facility.

This Form 8-K contains forward-looking statements. All forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from projected results. Factors that may cause these differences include fluctuations in the cost of raw materials used, changes in the advertising, marketing and information services markets, the financial condition of the Company’s customers, actions by the Company’s competitors, changes in the legal or regulatory environment, general economic and business conditions in the U.S. and other countries, and changes in interest and foreign currency exchange rates.

Consequently, you should consider any such forward-looking statements only as the Company’s current plans, estimates, and beliefs. Even if those plans, estimates, or beliefs change because of future events or circumstances, the Company declines any obligation to publicly update or revise any such forward-looking statements.

The information in this section of this Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTIS, INC.

By:	/s/ BARRY C. KOHN
Name: Barry C. Kohn
Title: Chief Financial Officer

Date: November 16, 2007

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